Exhibit (h)(a)(18)
FORM OF
SCHEDULE C
TRANSFER AGENCY AGREEMENT

Small-Cap Growth Portfolio	Health Sciences Portfolio
International Value Portfolio	Mid-Cap Equity Portfolio
(formerly called Mid-Cap Value Portfolio)
Long/Short Large-Cap Portfolio	Large-Cap Growth Portfolio
International Small-Cap Portfolio	International Large-Cap Portfolio
Equity Index Portfolio	Small-Cap Value Portfolio
Mid-Cap Value Portfolio	Multi-Strategy Portfolio
Small-Cap Index Portfolio	Main Street Core Portfolio
Diversified Research Portfolio	Emerging Markets Portfolio
Equity Portfolio	Money Market Portfolio
American Funds Asset Allocation Portfolio	High Yield Bond Portfolio
American Funds Growth Portfolio	Managed Bond Portfolio
American Funds Growth-Income Portfolio	Inflation Managed Portfolio
Large-Cap Value Portfolio	Comstock Portfolio
Technology Portfolio	Mid-Cap Growth Portfolio
Short Duration Bond Portfolio	Real Estate Portfolio
Floating Rate Loan Portfolio	Small-Cap Equity Portfolio
Diversified Bond Portfolio	Money Market Portfolio
Growth LT Portfolio
Focused 30 Portfolio
Effective: January 1, 2009, agreed to and accepted by:
PACIFIC SELECT FUND

BY:
Name:
Title:
PACIFIC LIFE INSURANCE COMPANY

By:	BY:
Name:	Name:
Title:	Title: